UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 W. El Camino Real

Mountain View, CA 94040

(Address and zip code of principal executive offices)

(650) 314-3800

(Registrant’s telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement

On April 26, 2005, Mark Hovde executed an offer letter to serve as Senior Vice President, Marketing of Pharsight Corporation (the “Company”). Pursuant to the offer letter, Mr. Hovde will receive an annual base salary of $240,000 and, subject to the approval of the Company’s Board of Directors, an option to purchase 250,000 shares of the Company’s Common Stock at the then current fair market value, to be vested over a four-year period. In the event of a change of control of the Company, the vesting schedule of Mr. Hovde’s options will accelerate by one (1) year. In addition, Mr. Hovde will be eligible to receive an annual performance bonus targeted at 35% of his annual base salary, with the actual amount of such bonus, if any, to be determined by the Compensation Committee of the Board of Directors in its sole discretion. In the event that Mr. Hovde’s employment is terminated by the Company without cause or, if within six (6) months of a change of control of the Company Mr. Hovde resigns for good reason, the Company will continue to pay Mr. Hovde’s base salary for six (6) months following the date of such termination or resignation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ Shawn M. O’Connor
Shawn M. O’Connor
President and Chief Executive Officer

Date: April 27, 2005